Exhibit 10.1

AMENDMENT TO THE DIRECTOR AGREEMENT

THIS AMENDMENT TO THE DIRECTOR AGREEMENT (the “Amendment”), dated as of March 16, 2026 (“Effective Date”), is by and between Mega Matrix Inc., a Cayman Islands company (the “Company”), and Yunhao Chen, an individual of 135 Cameron Dr., Fate TX 75189 (the “Director”). The Company and the Director are each a Party and together the Parties.

WHEREAS

(A)	the Company entered into an independent director agreement with the Director on October 15, 2025 (“the Director Agreement”) pursuant to which the Director is entitled to receive annual cash compensation of $36,000 and a grant of 24,000 restricted shares, vesting quarterly starting from December 31, 2025 (“Award”);

(B)	on October 15, 2025, the Company and the Director entered into an award agreement under the Mega Matrix Inc. Amended and Restated 2021 Equity Incentive Plan (“2021 Plan”) to set forth terms of the Award (“Award Agreement”);

(C)	as of the date hereof, 6,000 restricted shares have vested and 18,000 restricted shares remain unvested (“Unvested Shares”); and

(D)	At the Director’s request, the Company and the Director now desire to (i) terminate the Award Agreement and cancel the Unvested Award in its entirety and (ii) amend the Director Agreement to adjust her compensation structure as set forth herein. Capitalized terms used but not defined herein (including in the recitals hereto) shall have the meanings given to them in the Director Agreement and/or Award Agreement.

NOW THEREFORE, in consideration of the premises set forth above and intending to be legally bound hereby, the Parties hereto agree as follows:

1. Termination of Unvested Shares. Effective as of the Effective Date, the Award Agreement is hereby terminated with respect to the 18,000 Unvested Shares. Such Unvested Shares are hereby cancelled and forfeited in their entirety, and the Director shall have no further right or interest in any future equity grants under the Award Agreement or the 2021 Plan.

2. Amendment to Director Agreement.

Subject to the terms and conditions set forth herein and in the Director Agreement, Section 2.2 of the Director Agreement is hereby amended and restated in its entirety as follows:

“During the Directorship Term, the Company agrees to pay the Director:

(a) For the period commencing on October 15, 2025, and ending on December 31, 2025, the Director’s compensation shall consist of (i) a monthly cash fee of $3,000.00 and (ii) the 6,000 restricted shares that vested on December 31, 2025 under the Award Agreement, which shares the parties acknowledge have been duly issued to the Director;

(b) Commencing on January 1, 2026, and continuing for the duration of the Director’s service on the Board, the Company shall pay the Director a monthly cash fee of $5,000.00 (the “Monthly Fee”). The Monthly Fee shall be payable in accordance with the Company’s standard payroll practices.”

3. Continuing Effectiveness of the Director Agreement. Except as set forth expressly herein, all terms of the Director Agreement shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Parties. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the either Parties under the Director Agreement, nor constitute a waiver of any provision of the Director Agreement.

4. Miscellaneous.

(a)	This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Facsimile and .pdf copies of signature pages shall be acceptable in the absence of original signature pages.

(b)	This Amendment contains the entire agreement of the Parties. There are no promises, terms, conditions, or obligations other than those contained in this Amendment. All negotiations, understandings, conversations, and communications are merged into this Amendment and have no force and effect other than as expressed in the text of this Amendment.

(c)	No alterations, modifications, supplements, changes, amendments, waivers, or termination of this Amendment shall be valid unless in writing and executed by all of the Parties. No waiver of any of the provisions of this Amendment shall constitute a waiver of any other provisions. No waiver shall be binding unless it is specific and executed in writing by the party making the waiver. Each party warrants that it has not relied on any promises or representations outside of this Amendment.

(d)	This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, this Amendment has been executed by the Parties on the day and year first above written.

The Company

Mega Matrix Inc.

/s/ Yucheng Hu
Yucheng Hu, CEO

The Director

/s/ Yunhao Chen
Yunhao Chen, an individual

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